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                                                                    Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-4 No. 333-43005) and the Registration Statement (Form S-4 No. 333-83117) of Park-Ohio Industries, Inc. for the registration of its 9.25% Senior Subordinated Notes due 2007 of our report dated February 25, 2003, with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                        /s/ ERNST & YOUNG LLP



Cleveland, Ohio
March 25, 2003